UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 5, 2011

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level , 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Annual and Long Term Incentive Plans
On October 5, 2011, the Board of Directors (“Board”) of the Federal Home Loan Bank of Des Moines (“Bank”), through its Human Resources and Compensation Committee (“Compensation Committee”), approved the Bank's 2011 Annual Incentive Plan (“2011 AIP”) and 2011 Long Term Incentive Plan (“2011 LTIP”) (collectively, the “2011 Plans”). On July 21, 2011 the Federal Housing Finance Agency (“FHFA”) provided comments to the Compensation Committee regarding the proposed 2011 Plans. Based on its review of the FHFA feedback received, the Compensation Committee approved the 2011 Plans with no changes from the previously proposed versions of such Plans. All regular full-time and part-time employees, except for employees in the internal audit department, are eligible to participate in the 2011 AIP. Certain key officers of the Bank - including all of the Bank's Named Executive Officers - are eligible to participate under the 2011 LTIP. The 2011 Plans are retroactively effective as of January 1, 2011. Copies of the 2011 Plans are included as Exhibits 10.1 and 10.2 to this Current Report and are incorporated herein by reference.
Notwithstanding the formulaic method for determining payouts under the 2011 Plans, actual payouts under such Plans are subject to the Compensation Committee's review and approval. The Compensation Committee may amend the goals and/or related award opportunities at any time in 2011. The goals and/or related award opportunities under the 2011 Plans may also be amended based on any recommendations received from the FHFA.
2011 Annual Incentive Plan
Under the 2011 AIP, incentive award opportunities for Bank-wide performance goals (“Part I Goals”) and individual/team performance goals (“Part II Goals”) are based upon established “threshold,” “target” and “maximum” award levels. Eligible employees are assigned an incentive compensation award opportunity which is expressed as a percentage of the employee's base salary in 2011. The Part I Goals are measured by the results achieved in attaining specified performance levels in three areas and weighted as follows:

•	Business with Members - as measured by member borrowing penetration, member product usage, business with creditworthy members, and customer satisfaction (40% total weight).

•	Profitability - as measured by the spread between adjusted return on capital stock and average three month LIBOR (20% total weight).

•
Risk Management - as measured by (i) the “preservation of the enterprise value” (measured by the market value of capital stock) and (ii) the “quality of risk management” as assessed by the Board's Risk Committee in the areas of Credit Risk, Market Risk, Operational Risk, Internal Controls and Model Validation (40% total weight).

Part II Goals under the 2011 AIP are generally tied to action plans as set forth in the Bank's strategic business plan, as well as to individual responsibilities of Bank employees. The Part II Goals are intended to enhance the Bank's service to its members, improve operational effectiveness, strengthen the Bank's risk management infrastructure, and ensure a sustainable long-term business model.
For the Bank's president and the other Named Executive Officers, the overall incentive award opportunity is weighted 60% on Part I Goals and 40% on Part II Goals. With respect to the Bank's president, the 2011 AIP incentive compensation award opportunity is between 17.5% (threshold) and 52.5% (maximum) of base salary, with a target of 35%. With respect to the Bank's other Named Executive Officers, the 2011 AIP incentive award opportunity is between 12.5% (threshold) and 37.5% (maximum) of base salary, with a target of 25%.

2011 Long Term Incentive Plan
The Bank's Long Term Incentive Plan is a three year cash incentive plan established in 2008. Under the 2011 LTIP, incentive award opportunities are based upon established “threshold,” “target” and “maximum” award levels. Eligible employees are assigned an incentive compensation award opportunity which is expressed as a percentage of the employee's base salary in 2011. The goals and targeted achievement levels for the 2011 LTIP ("LTIP Goals") are the same as the Part I Goals established under the 2011 AIP. The outcome of the 2011 LTIP Goals would establish a potential award to LTIP participants payable in 2014 and subject to Compensation Committee approval. However, the amount to be paid for achievement levels attained under the 2011 LTIP Goals will be modified by the Bank's Economic Value of Capital Stock (“EVCS”) in 2013, as follows:

•	If the average quarterly EVCS for 2013 is less than $90 per share, there will be no LTIP award paid in 2014.

•	If the average quarterly EVCS for 2013 is $90 per share, the LTIP award paid in 2014 will be equal to 90% of the potential award.

•	For every dollar that the average quarterly EVCS for 2013 exceeds $90 per share, one percentage point will be added to the multiplier of 90% up to a maximum multiplier of 110%.
The 2011 LTIP incentive compensation award opportunity for the Bank's president is between 20% (threshold) and 60% (maximum) of base salary, with a target of 40%. With respect to the Bank's other Named Executive Officers, the 2011 LTIP incentive award opportunity is between 17.5% (threshold) and 52.5% (maximum) of base salary, with a target of 35%.
Item 9.01 Financial Statements and Exhibits.
Exhibit Number 10.1         Annual Incentive Plan, as approved by the Bank's Board of Directors on October 5, 2011
Exhibit Number 10.2        Long Term Incentive Plan, as approved by the Bank's Board of Directors on October 5, 2011

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

October 12, 2011	By:	/s/ Richard S. Swanson

Name: Richard S. Swanson
Title: President and Chief Executive Officer